Consent of Independent Auditors


      We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No.33-77764) and related prospectus of Stratus Computer, Inc. for the registration of 410,607 shares of its common stock of our reports dated January 24, 1994, with respect to the consolidated financial statements of Stratus Computer, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 2, 1994, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP



Boston, Massachusetts
December 14, 1994